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EXHIBIT 99.1
                                                           (LOGO)
                                                      210 Route 4 East
                                                      Paramus, NJ 07652



CONTACT: JOSEPH MACNOW
         (201) 587-7721

FOR IMMEDIATE RELEASE - November 10, 2004

         VORNADO OPERATING COMPANY ANNOUNCES IT IS PURSUING LIQUIDATION;
              EXPECTS DISTRIBUTION OF APPROXIMATELY $2.00 PER SHARE

PARAMUS, NEW JERSEY...VORNADO OPERATING COMPANY (OTC BB: VOOC) announced today that its Board of Directors has voted to recommend to its stockholders that Vornado Operating Company liquidate. The liquidation must be approved by holders of a majority of Vornado Operating Company's common shares. The Board of Directors has scheduled a stockholder meeting to vote on the liquidation for December 17, 2004 and has set November 16, 2004 as the record date for determining the stockholders entitled to vote at that meeting. Vornado Operating Company expects to mail proxy materials for the meeting promptly after the November 16, 2004 record date.

Assuming stockholders approve the liquidation at the December 17, 2004 meeting, Vornado Operating Company will pay its remaining liabilities and distribute its residual cash to stockholders. Vornado Operating Company estimates that the distribution will be approximately $2.00 per share, although the actual amount may be higher or lower depending on whether its remaining liabilities turn out to be higher or lower than the estimated amounts.

Certain statements contained herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Vornado Operating Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, risks and uncertainties associated with the estimated amount and timing of any distributions to stockholders.

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